                                 SCHEDULE 14A
                               [Rule 14a-6 (m)]

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
     Proxy Statement pursuant to Section 14(a) of the Securities Exchange
                       Act of 1934 (Amendment No.   )

Filed by registrant [X]
Filed by party other than registrant [ ]
Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12

                             MARK SOLUTIONS, INC.
               (Name of Registrant as Specified in Its Charter)

                       Board of Directors of Registrant
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:

[ ] Check box if any part of fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration number, or the for or schedule and the date of its filing.

    (1) Amount previously paid:
    (2) Form, schedule or registration number:
    (3) Filing party:
    (4) Date filed:

                             MARK SOLUTIONS, INC.
                               87 Route 17 North
                           Maywood, New Jersey 07607

                                ---------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               December 18, 1995

                                ---------------

To the Shareholders of
Mark Solutions, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Mark Solutions, Inc. (the "Company") will be held at the offices of Sax Macy Fromm & Co., P.C., 855 Valley Road, Clifton, New Jersey 07013, on December 18, 1995 at 10:00 a.m. for the following purposes:

          1.  To elect five directors;

          2. To ratify and approve the selection of Sax Macy Fromm & Co., P.C. as the independent public accountants of the Company for its current fiscal year ending June 30, 1996; and

          3. To consider and act upon such other business as may properly come before the Annual Meeting.

     Only shareholders of record at the close of business on November 3, 1995 are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting in person.
Whether or not you plan to attend the Annual Meeting, you are urged to date and sign the enclosed proxy card and promptly return it in the enclosed reply envelope (which requires no postage if mailed in the United States) so that your shares may be voted for you.

By Order of the Board of Directors,

CARL COPPOLA,
Chairman

Dated: Maywood, New Jersey
       November 6, 1995

                             MARK SOLUTIONS, INC.
                               87 Route 17 North
                           Maywood, New Jersey 07607

                                ---------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

                               December 18, 1995

                                ---------------

     This Proxy Statement and accompanying proxy card are being furnished to the shareholders of Mark Solutions, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of Sax Macy Fromm & Co., P.C., 855 Valley Road, Clifton, New Jersey 07013, on December 18, 1995 at 10:00 a.m. At the Annual Meeting the shareholders will consider the following proposals: (i) the election of five (5) directors; (ii) the ratification and approval of the selection of Sax Macy Fromm & Co., P.C. as the independent public accountants of the Company for its current fiscal year ending June 30, 1996; and (iii) such other business as may properly come before the Annual Meeting.

     This Proxy Statement and accompanying proxy card are first being mailed to shareholders on or about November 8, 1995.

                          PROXIES; VOTING SECURITIES

     Only holders of shares of common stock, $ .01 par value, of the Company (the "Common Stock") of record at the close of business on November 3, 1995 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date there were issued and outstanding 12,721,586 shares of Common Stock, held by approximately 190 shareholders of record. Each share of Common Stock entitles the holder thereof to one vote. Holders of Common Stock are not entitled to cumulative voting rights.

     The presence, in person or by proxy, of a majority of the outstanding Common Stock is required to constitute a quorum at the Annual Meeting. Abstentions are counted for purposes of determining a quorum. The election of directors will be determined by a plurality of votes, with the five nominees receiving the most votes being elected. Approval of each of the other proposals will require the affirmative vote of a majority of the Common Stock present at the Annual Meeting.

     Proxies in the form enclosed, if properly submitted and not revoked prior to or at the Annual Meeting will be voted in accordance with the instructions indicated in such proxies. Proxies properly submitted which do not indicate voting instructions will be voted FOR the election of the named nominees as directors and FOR Proposal No. 2


     A proxy may be revoked by (i) delivery of a written statement to the Secretary of the Company stating that such proxy is revoked, (ii) by a subsequently dated proxy duly executed and presented at or prior to the Annual Meeting, or (iii) voting in person at the Annual Meeting.

     The Company will pay the cost of this solicitation which will be made primarily by mail. Proxies may also be solicited by directors, officers or employees of the Company without additional compensation, in person, or by telephone, facsimile or other similar means. The Company will, on request, reimburse shareholders who are brokers, dealers, banks, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of Common Stock they hold of record.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     At the Annual Meeting, five directors of the Company are to be elected, each to serve for a term of one year and until their respective successors are elected and qualified. Except for Michael Nafash, all of the nominees currently serve as directors of the Company.

     Unless authority is specifically withheld, proxies will be voted FOR the election of the nominees named below. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees.

                             Positions with Company and
                             Principal Occupations And                  Director
Name                   Age   Current Public Directorships                Since
---------------------  ---   -----------------------------------------  --------
Carl C. Coppola(1)     55    Chairman of the Board, President, Chief      1984
                             Executive Officer of the Company and its predecessors since 1984. President and
                             Chief Executive Officer of Mark Lighting
                             Fixture Co., Inc., an unaffiliated
                             entity, for more than 30 years.

Richard Branca(2)      47    President and Chief Executive Officer of     1992
                             Bergen Engineering Co., a construction
                             company since 1980.

Ronald E. Olszowy      49    President and Chief Executive Officer of     1992
                             Nationwide Bail Bonds, which provides
                             bail, performance and fidelity bonds
                             since 1966.  President of Interstate
                             Insurance Agency since 1980.

William Westerhoff(1)  58    Retired since June 1992.  Prior thereto,     1992
                             Partner of Sax, Macy, Fromm & Co.,
                             certified public accountants for more
                             than five years.

Michael Nafash         34    Chairman of the Board, President and          NA
                             Chief Executive Officer of Evolutions,
                             Inc. (OTC), an environmental oriented
                             apparel company since February 1994.
                             From June 1992 to March 1995, employed
                             by Pure Tech International, Inc.
                             (NASDAQ/NMS:PURT), a plastics and metal
                             recycling company, including as Chief
                             Financial Officer from October 1993.
                             Prior thereto, certified public
                             accountant with Michaels, Nafash &
                             Georgallas and Weidenbaum Ryder & Co.

------------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

The Board of Directors Unanimously Recommends That Shareholders Vote FOR the Nominees.

Board of Directors and Committees

     The business of the Company is managed under the direction of the Board of Directors. During the fiscal year ended June 30, 1995, the Board of Directors met six times. In addition the Board took action by unanimous written consent on five occasions. Each member of the Board of Directors participated in at least 75% of all meetings held during fiscal 1995.

     The Board of Directors has established audit and compensation committees. The function of those committees, their current members and the number of meetings held or actions taken are described below.

     Audit Committee. The Audit Committee recommends to the Board of Directors the firm to be appointed as the Company's independent public accountants and monitors the performance of such firm. In addition the committee reviews and approves the scope of the annual audit and reviews and evaluates issues having a potential financial impact on the Company which are brought to its attention by management, the independent public accountants or the Board of Directors. The committee also reviews all public financial reporting documents of the Company. Since July 14, 1995 Mr. Branca has been the sole member of the Audit Committee. The Audit Committee did not met during fiscal 1995, however the committee did meet on October 13, 1995 to review the audit and public filings for the fiscal year ended 1995. The Audit Committee plans to meet at least once a year to review the year end results and audit of the Company and to review quarterly reports when available.

     Compensation Committee. The Compensation Committee establishes the compensation policies for executive officers of the Company, evaluates and approves the compensation of the Chief Executive Officer and reviews his recommendations as to the compensation of the other executive officers. The Compensation Committee also administers the Company's 1993 Incentive Stock Option Plan. Messrs. Coppola and Westerhoff currently are members of the Compensation Committee. The Compensation Committee did not met during fiscal 1995, however the committee did meet on October 10, 1995 to review the fiscal year ended June 30, 1995 compensation arrangements. The Compensation Committee plans to meet at least once a year to review the compensation arrangements of the Company's executive officers.

     The Company does not have a nominating or executive committee. The customary functions of these committees are performed by the Board of Directors as a whole.

Director's Compensation

     Directors have not receive any compensation for serving as Directors or on

Board Committees but have and will continue to be reimbursed for travel expenses incurred in attending meetings. In lieu of cash compensation customarily paid to nonemployee directors, the Company has established a policy of granting stock options to directors exercisable at the bid price of the Common Stock on the date of grant. On April 26, 1995 the Board of Directors granted two-year options to purchase 25,000 shares of Common Stock at $3 1/4 per share to each nonemployee director. Future compensation policies will be reviewed annually based upon the Company's financial condition and results of operations.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's equity securities including its Common Stock. Such persons are also required to furnish the Company with such reports.

     To the Company's knowledge during the fiscal year ended June 30, 1995, all
Section 16(a) filing requirements were satisfied. Frederick Bolio, Vice President-Engineering and Manufacturing, did not timely file a Form 4 in connection with the sale of Common Stock in July 1995. A Form 4 for the foregoing transaction has since been filed.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

     The following table sets forth certain information with respect to each beneficial owner of 5% or more of the Common Stock, each Director/Nominee of the Company, each executive officer of the Company who is named in the Summary Compensation Table below and all executive officers and Directors/Nominees as a group as of November 3, 1995. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                              Number of Shares      % of Shares
Beneficial Owner                   Owned            Outstanding
------------------------      ----------------      -----------
Carl C. Coppola
c/o Mark Solutions, Inc.
87 Route 17 North
Maywood, NJ 07607               2,108,000 (1)           16.3%

Joseph Salvani
1 Duran Avenue
Ridgewood, NJ 07450             1,087,966 (2)            8.4%

Walter Grossman
277 North Avenue
Westport, CT 06880              1,018,213 (3)            7.9%

Simon Sinnreich+                   55,000 (4)(5)         (6)

William Westerhoff                 55,000 (5)            (6)

Richard Branca                    305,000 (7)            2.3%

Yitz Grossman*                    644,333 (8)(9)         4.9%

Ronald E. Olszowy                 105,000 (5)

Michael Nafash                     41,850 (10)           (6)

All executive officers
 and Directors/Nominees
 as a group (9 persons)         3,516,177 (11)          25.6%

+ Mr. Sinnreich resigned as a Director on July 14, 1995.
* Mr. Grossman has declined to stand for reelection.

(1) Includes 169,800 shares held in trust for the benefit of children of Mr. Coppola. Mr. Coppola disclaims beneficial ownership of these shares. Also includes 200,000 shares of Common Stock issuable upon exercise of warrants which are presently exercisable.


(2) Includes 150,000 shares of Common Stock issuable upon exercise of warrants which are presently exercisable.

(3) Includes 100,000 shares held in trust for the benefit of two children of Mr. Grossman. Mr. Grossman disclaims beneficial ownership of these shares. Includes 116,071 shares of Common Stock issuable upon exercise of warrants which are presently exercisable.

(4) Excludes 320,000 shares of Common Stock issuable upon exercise of presently exercisable warrants owned by Pure Tech International, Inc., of which Mr. Sinnreich was Chairman until July 15, 1994. Mr. Sinnreich disclaims beneficial ownership of these shares.

(5) Represents or includes 55,000 shares of Common Stock issuable pursuant to options which are presently exercisable.

(6)  Less than 1%

(7) Includes 205,000 warrants shares of Common Stock issuable pursuant to options and warrants which are presently exercisable.

(8) Includes 280,000 shares of Common Stock issuable upon exercise of warrants which are presently exercisable.

(9) Includes 295,000 shares of Common Stock owned by Water-Jel Technologies, Inc., of which Mr. Grossman is Chairman. Mr. Grossman disclaims beneficial ownership of these shares.

(10) Includes 40,850 shares of Common Stock owned by Evolutions, Inc., of which Mr. Nafash is Chairman, President and Chief Executive Officer. Mr. Nafash disclaims beneficial ownership of these shares.

(10) Includes 1,020,994 shares of Common Stock issuable upon exercise of warrants or options which are presently exercisable.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the amount of all compensation paid to each of the Company's executive officers whose compensation exceeded $100,000, including its Chief Executive Officer, for the Company's last three fiscal years ended June 30.

                                                                  Long Term Compensation
                                   Annual Compensation                Awards/Payouts
                             -------------------------------  ------------------------------
Name and                                                      Restricted              LTIP    All other
Principal                                Bonus  Other Annual    Stock     Options/   Payouts   Compen-
Position               Year  Salary ($)   ($)   Compensation   Awards $    SARs #       $      sation
---------------------  ----  ----------  -----  ------------  ----------  --------   -------  ---------
Carl Coppola,
President & CEO        1995   $250,000    -0-       -0-          -0-      200,000      -0-       -0-
                       1994   $225,000    -0-       -0-          -0-        -0-        -0-       -0-
                       1993   $200,000    -0-       -0-          -0-        -0-        -0-       -0-

John H. Shanahan, Jr.
President of MCS (1)   1995   $ 75,000    -0-       -0-          -0-        -0-        -0-     30,000(2)
                       1994   $ 75,000    -0-       -0-          -0-       45,000(3)   -0-       -0-

(1) Effective December 31, 1994, the Company and Mr. Shanahan mutually agreed to terminate their employment relationship.

(2) Represents payments made to Mr. Shanahan pursuant to a consultant arrangement through December 31, 1995. See "Employment Agreements" below.

(3) As a result of the termination of Mr. Shanahan's employment, these options expired on March 31, 1995.

Option/SAR Grants in Fiscal Year 1995

     The following table sets forth individual grants of stock options to the named executive officers in the Summary Compensation Table above for the fiscal year ended June 30, 1995.

                                                                                Potential
                                                                             Realizable Value
                                                                               at Assumed
                                                                             Annual Rates of
                              % of Total                                       Stock Price
                               Options                                      Appreciation for
                 Options      Granted to      Exercise                       Option Term (1)
                 Granted     Employees in      Price        Expiration     -------------------
Name               (#)       Fiscal Year      ($/Sh)(2)        Date        5% ($)      10% ($)
------------     -------     ------------     ---------     ----------     -------     -------
Carl Coppola     200,000         50%            $2.00        1/19/97       $41,000     $88,000

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or differences in vesting periods.

(2) The exercise price was equal to the fair market value of the Common Stock on the date of grant.

1995 Fiscal Year End Option Values

     The following table sets forth the value of options granted to the named officers in the Summary Compensation Table above for the fiscal year ended June 30, 1995.

                  Number of Securities         Value of Unexercised
                 Underlying Unexercised        in-the Money Options
               Options at Fiscal Year (#)     at Fiscal Year End ($)
Name           Exercisable/Unexercisable    Exercisable/Unexercisable
------------   --------------------------   -------------------------
Carl Coppola          200,000 / 0                  $775,000 (1)

------------
(1) Based upon a closing sales price of $5-7/8 per share of Common Stock on November 1, 1995.

Employment Agreements


     Pursuant to an employment agreement expiring on March 17, 1997, Mr. Coppola received a base salary of $250,000 for fiscal 1995 with $25,000 annual increases until the final year of the agreement during which Mr. Coppola will receive $300,000. In addition Mr. Coppola is entitled to reimbursement of expenses not to exceed $15,000 annually and is provided with an automobile and maintenance and use reimbursement by the Company. In the event Mr. Coppola's employment is terminated by the Company other than for cause, Mr. Coppola will receive a lump sum payment of approximately three times his average annual salary for the preceding five years. The agreement also provides for a three year non-compete period to take effect upon the termination of Mr. Coppola's employment.

     Effective December 31, 1994, the Company and John H. Shanahan, Jr. agreed to mutually terminate Mr. Shanahan's employment agreement. Pursuant to the termination agreement, Mr. Shanahan (i) will act as a consultant to the Company and be paid an aggregate of $60,000 over 12 months and (ii) has been released from the two-year noncompete agreement.

Report of the Board of Directors on Executive Compensation

     The compensation of the Chief Executive Officer of the Company is determined and evaluated by the Board of Directors. The Board's determinations regarding such compensation are based on a number of factors including (i) providing a level of compensation designed to retain a superior executive in a highly competitive environment, (ii) the individual's contribution to the Company and its operations, (iii) evaluation of the progress achieved as compared to prior periods in establishing the Company's competitive position,
(iv) consideration of the overall operating and financial performance of the Company during the relevant operating period as compared with prior operating periods and (v) the terms and conditions of existing employment agreements.

     Compensation for the Company's other executive officers is determined based upon the recommendation of the Chief Executive Officer who considers the same factors considered by the Board of Directors in establishing the compensation of the Chief Executive Officer. The Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended, since the Company has not and does not anticipate paying annual compensation in excess of $1,000,000 to any employee.

     The Company applies a consistent approach to compensation for all employees, including senior management. This approached is based on the believe that the achievements of the Company result from coordinated efforts of all employees working toward common objectives.

     As described above under "Employment Agreements" Mr. Coppola received a base salary of $250,000 in 1995 and will receive a base salary of $275,000 in fiscal 1996.

          The Board of Directors

              Carl Coppola (Chairman)         William Westerhoff
              Richard Branca                       Yitz Grossman
              Ronald E. Olszowy

                            STOCK PERFORMANCE GRAPH

     The following graph compares the total cumulative return on the Company's Common Stock during the five fiscal years ended June 30, 1995 with the cumulative total return on the NASDAQ Stock Market (US & Foreign) and NASDAQ Stocks (SIC 3400-3499 US Companies), assuming an investment of $100 in each on November 11, 1993 and the reinvestment of all dividends. The information is presented from November 11, 1995 the first day after the Common Stock was listed on the NASDAQ Stock Market-Small Cap.

                                    [GRAPH]

                                             11/11/93   06/30/94   06/30/95
                                             --------   --------   --------
Mark Solutions, Inc. Common Stock              100.0       64.5       75.8
NASDAQ Stock Market (US & Foreign)             100.0       90.7      118.9
NASDAQ Stocks (SIC 3400-3499 US Companies)
 Fabricated Metal Products except machinery
 & transportation equipment                    100.0      101.9      119.4

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company purchases lighting fixtures and related services from Mark Lighting Fixture Co., Inc. ("Mark Lighting"), a company wholly owned by Carl Coppola, President and Chief Executive Officer of the Company. For the fiscal year ended June 30, 1995, the Company paid Mark Lighting $207,096 for such goods and services. The Company also sold $6,300 of metal fabrication products to Mark Lighting.

     Pursuant to a month to month sublease, from January 1, 1994 to December 31, 1994 the Company rented 750 square feet of space from Mark Lighting at a monthly rent of $500.

     On January 20, 1995, Mr. Coppola made a $400,000 loan to the Company at an interest rate of 10% per annum for short-term working capital purposes. The loan was repaid with interest on February 23, 1995. As consideration for the loan Mr. Coppola was granted two-year warrants to purchase 200,000 shares of Common Stock at $2.00 per share.

     On May 9, 1994 Salvani Investments, Inc., a company owned by Joseph Salvani, a 9.1% beneficial owner of Common Stock, was granted warrants to purchase 150,000 shares of Common Stock at purchase price of $5.00 per share as compensation for investment banking and consulting services. Such purchase price was the closing bid price of the stock on the date of grant. In February 1995 Mr. Salvani purchased from the Company 91,071 units for $3.50 per unit. Each unit consists of two shares of Common Stock and one two-year warrant to purchase an additional share of Common Stock for $2.00.

     Brookehill Equities, Inc. ("Brookehill"), a registered broker-dealer owned by Walter Grossman, provides underwriting and financial consulting services to the Company. Mr. Grossman is an 8.6% beneficial owner of Common Stock. For the fiscal year ended June 30, 1995, the Company paid Brookehill $252,052 for such services. In February 1995, Mr. Grossman purchased from the Company 91,071 units for $3.50 per unit. Each unit consists of two shares of Common Stock and one two-year warrant to purchase an additional share of Common Stock for $2.00.

     On October 26, 1993 Pure Tech International, Inc. ("Pure Tech") and Babystar, Inc. ("Babystar") made loans to the Company for working capital purposes aggregating $1,500,000. Simon Sinnreich who was a director of the Company, was Chairman of the Board and Chief Executive Officer of Pure Tech until July 15, 1994 and Yitz Grossman, who was a director of the Company, is a director of Pure Tech and Babystar. The loans provided for an interest rate of 10% per annum and a maturity date of February 15, 1994. In consideration for its $1,000,000 loan, Babystar and an assignee received two-year warrants to purchase 1,000,000 shares of Common Stock at $7.50 per share. Yitz Grossman received identical warrants to purchase 150,000 shares of Common Stock as a finder's fee for the loans. The Company repaid the Babystar loan in accordance with its terms.

     In consideration of an extension of the Pure Tech loan of $500,000 to June 20, 1994, Pure Tech received two-year warrants to purchase 70,000 shares of Common Stock at $3.75 per share. The Company repaid the Pure Tech loan in June 1994.

     On October 23, 1993, Pure Tech also granted the Company the right of first refusal to manufacture and distribute a "reverse vending machine" for use in the disposal, redemption and recycling of recyclable containers in exchange for two-year warrants to purchase 250,000 shares of Common Stock at $7.50 per share.

     On April 26, 1995, each of the foregoing warrants issued to Pure Tech, Babystar and Yitz Grossman were modified to provide for an extension of the expiration date to April 30, 1997 and to reduce the exercise price to $4.25 per share, except in the case of the 70,000 warrants owned by Pure Tech which have an exercise price of $3.75 per share. The modification to these warrants was based on the Company's desire to have a significant portion of its warrants exercised to raise capital. Management believes the reduction of the exercise price of warrants owned by parties who in the past have been willing to assist the Company in securing working capital would facilitate the exercise of these warrants. At the time of the reduction the trading price of the Common Stock was $3.50 per share.

     In October 1994, Richard Branca, a director of the Company, purchased from the Company 50,000 shares of Common Stock for an aggregate of $131,250, subject to adjustment based upon subsequent private placements. Based on sale of units in January and February 1995, Mr. Branca received an additional 15,000 shares of Common Stock.

     In connection with the Company's Jackson, Michigan modular cell project, Bergen Engineering Co. ("Bergen Engineering"), a company owned by Mr. Branca, agreed to obtain the necessary construction bonds through its bonding company. Bergen Engineering was required to guarantee the completion of the project by the Company and the bond was obtained on November 7, 1995. As compensation for providing this guarantee, Bergen Engineering will receive five percent of the gross proceeds from the project and received two-year warrants to purchase 150,000 shares of Common Stock at $2.625 per share.

     On April 26, 1995 each of the Company's nonemployee directors were granted two-year options to purchase 25,000 shares of Common Stock at $3.25 per share.

     Management believes that each of the foregoing transactions are on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                PROPOSAL NO. 2
                          RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Sax Macy Fromm & Co., P.C. has acted as the Company's independent public accountants since its formation and has been selected by the Board of Directors to serve as the Company's independent public accountants for the fiscal year ending June 30, 1996. The services provided by Sax Macy Fromm & Co., P.C. to the Company for 1995 included the audit of the Company's annual consolidated financial statements, consultation with regard to Federal securities law financial filings, preparation of the Company's income tax returns and consultation on various tax, securities and other matters.

     A representative of Sax Macy Fromm & Co., P.C. is expected to be present at the Annual Meeting to have the opportunity to make a statement and to be available to respond to appropriate questions.

     Although the selection of the Company's independent public accountants is not required by law to be submitted to the shareholders for ratification, the Company has adopted a policy of submitting this selection to a vote of shareholders. If the shareholders do not ratify the appointment of Sax Macy Fromm & Co., P.C. as the Company's independent public accountants for 1996, then the appointment will be reconsidered by the Audit Committee and the Board of Directors.

The Board of Directors Unanimously Recommends That Shareholders Vote FOR Proposal 2.

                                 OTHER MATTERS


     The Company knows of no other business that will be presented for consideration at the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to those matters described in Rule 14a-4(c) under the Securities Exchange Act of 1934 (the "Exchange Act"), including matters that the Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented at the Annual Meeting. If any such matters are presented at the Annual Meeting, then the proxy agents named in the proxy card will have the discretionary authority to vote the shares in accordance with their best judgment.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Any shareholder who wishes to present a proposal to be considered at the 1995 annual meeting of shareholders and who wishes to have such proposal receive consideration for inclusion in the Company's proxy statement must deliver such proposal in writing to the Company at 87 Route 17 North, Maywood, New Jersey 07607 not later than July 19, 1996. Any shareholder proposal must comply with the requirements of Rule 14a-8 under the Exchange Act.

                          ANNUAL REPORT AND FORM 10-K

     The 1995 Annual Report to Shareholders, including financial statements, is being mailed herewith. If you did not receive a copy please advise the Company and another will be sent to you. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the Record Date upon written request to the Company's executive offices, Attention: Corporate Secretary.

By Order of the Board of Directors,

CARL COPPOLA, Chairman

November 6, 1995
Maywood, New Jersey

PROXY                        MARK SOLUTIONS, INC.
                               87 Route 17 North
                           Maywood New Jersey 07607

                  This Proxy is being solicited on Behalf of the Mark Solutions, Inc. Board of Directors

The undersigned hereby appoints Carl C. Coppola and Cheryl Gomes, and either of them, as proxies, each of them with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote, as designated below, all the shares of Common Stock of Mark Solutions, Inc. ("Mark") held of record by the undersigned on November 3, 1995 or with respect to which the undersigned is otherwise entitled to vote or act, at the Annual Meeting of Shareholders to be held on December 18, 1995 (the "Annual Meeting"), or any adjournment thereof.

1. ELECTION OF DIRECTORS ..... [ ] FOR all nominees listed below
                                   (except as marked to the contrary below)

                               [ ] WITHHOLD authority
                                   to vote for all nominees listed below

   (INSTRUCTION: To withhold authority for any individual, mark the box next to the nominees name below.)

     Carl C. Coppola    [ ]    Richard Branca      [ ]    Michael Nafash  [ ]
     Ronald E. Olszowy  [ ]    William Westerhoff  [ ]

2. To ratify and approve the selection of Sax Macy Fromm & Co., P.C. as the independent public accountants of Mark for the fiscal year ending June 30, 1996.
                      FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof, upon matters incident to the conduct of the Annual Meeting and upon the election of substituted nominees for Director designated by the Board of Directors if one or more of the persons named above is unable to serve as a Director.

                  (To be signed and dated on the other side)

                          (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL NO. 2, AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL NO. 3.

                                      Dated: ______________________, 1995

                                      ___________________________________
                                                   Signature

                                      ___________________________________
                                           Signature if held jointly

                                 Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.